United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material under § 240.14a-12

INTERNATIONAL ISOTOPES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of International Isotopes Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of International Isotopes Inc. (the “Company” or “our”) will be held at 2:00 p.m., local time, on Tuesday, July 14, 2020, at our corporate headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401, for the following purposes:

1.	To elect three directors to serve for a term of one year and until their successors are elected and qualified;
2.	To ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	To approve the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan; and
4.	To consider any other business that may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 14, 2020. Our proxy statement and 2019 Annual Report to Shareholders are available at: www.edocumentview.com/INIS.

Record Date

You are entitled to vote only if you were a shareholder of the Company as of the close of business on May 26, 2020.  As of that date, there were 423,709,226 shares of common stock outstanding. A list of shareholders of record will be maintained and open for examination by any of our shareholders, for any purpose relating to the Annual Meeting, during regular business hours at the address listed above for 10 days prior to the Annual Meeting.

Voting

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and to submit your proxy or voting instructions as soon as possible.  You may submit your proxy or voting instructions for the Annual Meeting by phone, on the internet or completing, signing, dating and returning your proxy card or voting instructions.  For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 1 of the proxy statement and the instructions on the proxy card or voting instruction card.  You may attend the Annual Meeting in person even though you have sent in your proxy or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Steve Laflin
Steve T. Laflin
President, Chief Executive Officer and Director

Idaho Falls, Idaho

June 9, 2020

4137 Commerce Circle

Idaho Falls, Idaho 83401

__________________________________________

PROXY STATEMENT

__________________________________________

2020 Annual Meeting of Shareholders

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of International Isotopes Inc. (the “Company”, “we”, “us” or “our”) for our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, July 14, 2020, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of 2020 Annual Meeting of Shareholders.  The Annual Meeting will be held at our corporate headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401.

This proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) are first being distributed on June 9, 2020 to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board is providing these proxy materials to you in connection with the solicitation of proxies by the Board for the Annual Meeting, which will take place on July 14, 2020. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in this proxy statement?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of our directors and certain executive officers, and certain other required information.

Q:	How may I obtain the 2019 Annual Report to Shareholders and Form 10-K?

A:	A copy of our 2019 Annual Report (which contains our Annual Report on Form 10-K for the year ended December 31, 2019) is available at www.edocumentview.com/INIS. Shareholders may request any exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 by specifically requesting a copy from our principal executive office in writing to International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by telephone at (208) 524-5300.

Copies of the 2019 Annual Report are also available in the Investor Center section of our website at www.intisoid.com and on the SEC’s website at www.sec.gov. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.

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Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of three directors to serve for a term of one year and until their successors are elected and qualified (Proposal No. 1);

•	The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2);

•	The approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan (Proposal No. 3); and

•	To consider any other business that may properly come before the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote as follows:

•	“FOR” each of the three director nominees set forth in Proposal No. 1;

•	“FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 2); and

•	“FOR” the approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan (Proposal No. 3).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations

Q:	What shares can I vote?

A:	Each share of our issued and outstanding common stock as of the close of business on May 26, 2020 (the “Record Date”) is entitled to be voted on all items being voted upon at the Annual Meeting. You are entitled to one vote for each share of common stock you own. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank or brokerage service. On the Record Date, we had 423,709,226 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. You may authorize your proxy by filling out the proxy card included with the materials or by following the instructions on the proxy card to vote by telephone or on the Internet.

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Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or similar organization, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, trustee, bank, or other nominee how to vote and are also invited to attend the Annual Meeting. Those instructions are contained in a “vote instruction form.”

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a shareholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance at the Annual Meeting. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above upon request, you will not be admitted to the Annual Meeting. The Annual Meeting will begin promptly at 2:00 p.m., local time. If you need directions to the location of the Annual Meeting, please call us at (208) 524-5300.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Shareholders of record of our common stock may submit proxies by:

•	completing, signing and dating their proxy card and mailing them in the accompanying pre-addressed envelope;

•	accessing the Internet Voting Site at www.envisionreports.com/INIS and voting by following the instructions provided on the website; or

•	calling 1-800-652-VOTE (8683) and voting by following the instructions provided on the phone line.

In order to vote via telephone or on the Internet, please have your proxy card in front of you. Your proxy card contains the phone number and website needed to vote. The proxy card will also contain the account number and proxy access number needed to vote via telephone or the Internet.

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Q:	Can I change or revoke my vote?

A:	You may change or revoke your vote at any time prior to the vote at the Annual Meeting. If you are the shareholder of record, you may change your vote by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted at International Isotopes Inc., Attn: Secretary, 4137 Commerce Circle, Idaho Falls, Idaho 83401, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked, unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, bank or other nominee, or, if you have obtained a legal proxy from your broker, trustee, bank or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

International Isotopes Inc.

Attn: Secretary

4137 Commerce Circle

Idaho Falls, Idaho 83401

(208) 524-5300

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	Transaction of business at the Annual Meeting may occur only if a quorum is present. The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy. Abstentions, votes withheld and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors (Proposal No. 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal Nos. 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you provide specific instructions with regard to a certain item, your shares will be voted as you instruct on such items. If you are a shareholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the director nominees, “FOR” the ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and “FOR” the approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan).

Q:	What is the voting requirement to approve each of the proposals?

A:	Directors are elected (Proposal No. 1) by a plurality of the votes cast, provided that a majority of the outstanding shares of common stock are present or represented and entitled to vote at the Annual Meeting. Thus, the three nominees who receive the greatest number of “FOR” votes will be elected directors.

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The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2) and the approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan (Proposal No. 3), each require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

Abstentions are shares that abstain from voting on a particular matter. Abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions will have no effect on Proposal No. 1, the election of directors, since approval by a percentage of the shares present in person or represented by proxy or outstanding is not required. Abstentions will have the same effect as a vote “AGAINST” the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2) and the approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan (Proposal No. 3).

If your broker holds your shares in its name (also known as “street name”), and does not receive voting instructions from you, the broker is permitted to vote your shares only on “routine” matters. The ratification of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2) is the only discretionary matter that a broker is permitted to vote on at the Annual Meeting. Broker non-votes are generally not considered votes present in person or by proxy and entitled to vote at the Annual Meeting and therefore will have no direct impact on the outcome of the vote for Proposal Nos. 1 and 3. We urge you to give voting instructions to your broker on all voting items.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. We do not allow you to cumulate your vote in the election of directors. For all matters proposed for shareholder action at the Annual Meeting, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Steve T. Laflin and Christopher Grosso, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return, with respect to each proxy card and voting instruction card that you receive, or vote via telephone or Internet, as applicable.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also engage a proxy solicitor for a reasonable fixed fee, plus reasonable expenses for such services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders. Your cooperation in promptly voting your shares and submitting your proxy by telephone, Internet or by completing and returning the enclosed proxy card will help to avoid additional expense.

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Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Shareholder Proposals: For a shareholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8, the written proposal must be received by our Secretary at our principal executive offices no later than February 9, 2021. If the date of the 2021 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail the proxy materials. Such proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

International Isotopes Inc.

Attn: Secretary

4137 Commerce Circle

Idaho Falls, Idaho 83401

For a shareholder proposal that is not intended to be included in our proxy statement as described above, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal and give notice to us no later than April 25, 2021.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Secretary at the address of our principal executive offices set forth above.

Q:	How may I communicate with the Board or the non-employee directors on the Board?

A:	Any shareholder or other interested party may contact the Board or any individual director, including any non-employee director or the non-employee directors as a group, by directing the communication by mail or fax addressed to International Isotopes Inc., Attn: Chairman of the Board of Directors, 4137 Commerce Circle, Idaho Falls, Idaho 83401, Fax: (208) 524-1411. In general, any shareholder communication delivered to us for forwarding to the Board or specified directors will be forwarded in accordance with the shareholder’s instructions.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce the voting results of the Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board currently consists of three directors: Dr. Robert Atcher, Christopher Grosso and Steve T. Laflin. At the Annual Meeting, each director will be elected to serve until the next annual meeting of shareholders and until his successor is elected and qualified. There are no family relationships among our executive officers and directors.

If you are a record holder and you sign your proxy card, but do not give instructions with respect to the voting of directors, your share will be voted “FOR” the three director nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card.

The Board expects that all of the director nominees will be available to serve as directors, and each of the director nominees has consented to being named in this proxy statement. In the event that any director nominee should become unavailable, however, the proxy holders, Steve T. Laflin and Christopher Grosso, will vote for a director nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Director Nominees

Biographical information and the business experience for our directors who were nominated by our Board for re-election at the Annual Meeting is set forth below.

Christopher Grosso, age 52, has served as a director since April 2002 and as the Chairman of the Board since July 2017. Mr. Grosso has been a partner of Kershner Grosso, Inc. (“Kershner Grosso”), a New York based money management firm, since 1998. Mr. Grosso is also currently a member of RadQual, LLC (“RadQual”), a global supplier of molecular imaging quality control devices, of which we owned a 24.5% interest, as of December 31, 2019, and for which we act as managing member. From 1989 to 1998, Mr. Grosso was a Senior Research Analyst and Portfolio Manager with Kershner Grosso. He currently leads the firm’s investment research, stock selection and trading activities. Prior to joining Kershner Grosso, Mr. Grosso was with Howe and Rusling Investment Management and Chase Manhattan Bank. Mr. Grosso received a B.S. in Business Administration from Skidmore College. Mr. Grosso’s significant financial expertise, including extensive experience with capital markets, investment banking and venture capital transactions, provides invaluable expertise to our Board in matters regarding our capital requirements and strategic direction.

Dr. Robert Atcher, age 68, has served as a director since August 2017. Dr. Atcher retired in 2017 from the Los Alamos National Laboratory, a national nuclear laboratory for the U.S. Department of Energy, where, for over 20 years, he worked on various medical applications for isotopes. Dr. Atcher also retired as the UNM/LANL Professor of Pharmacy in the College of Pharmacy at University of New Mexico. Dr. Atcher recently served as President of the Education and Research Foundation for the Society of Nuclear Medicine and Molecular Imaging, a nonprofit foundation to support research and training for professionals in the field, and he is a past president and fellow of the Society of Nuclear Medicine and Molecular Imaging. He is also a Fellow of the American Institute of Chemistry. Dr. Atcher graduated from Washington University in St. Louis with a degree in Chemistry, received his Ph.D. from the University of Rochester in Nuclear Chemistry, and his postdoctoral training was done at Harvard Medical School in Boston, Massachusetts. He also received an M.B.A. from the University of New Mexico. Dr. Atcher also holds an adjunct faculty appointment in the Radiopharmacy Program at the College of Pharmacy, University of New Mexico. Dr. Atcher is a radiopharmaceutical chemist who has focused his work on the diagnosis and treatment of cancer and heart disease. Dr. Atcher’s significant expertise nuclear medicine provides invaluable expertise to our Board in matters regarding our operations and strategic direction.

Steve T. Laflin, age 63, has served as a director since June 2001. Since August 2001, Mr. Laflin has also served as our President and Chief Executive Officer. Mr. Laflin is also currently a member of RadQual. From 1996 to 2001, he served as President and General Manager of International Isotopes Idaho Inc., one of our subsidiaries. Mr. Laflin received a B.S. degree in Physics from Idaho State University and has been employed in various senior engineering and management positions in the nuclear industry since 1992. In addition to his institutional knowledge from his long tenure of service to us and his position as an executive officer, Mr. Laflin’s significant engineering and management background in the nuclear industry is invaluable to the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace.  Our Code of Ethics is available at www.intisoid.com in the Investor Center section of our website.

Board Independence

The Board has determined that each of our current directors and nominees, other than Steve T. Laflin, is “independent” under listing rules of The Nasdaq Stock Market (“Nasdaq”).  Mr. Laflin is not considered independent because he currently serves as our President and Chief Executive Officer. Furthermore, the Board has determined that none of the members of either of our standing committees has a material relationship with us (either directly, through a family member or as a partner, executive officer or controlling shareholder of any organization that receives or makes payments from or to us) and each is “independent” within the meaning of Nasdaq’s director independence standards under Nasdaq listing rules.

Board Committees

Our Board has three directors and two standing committees: (1) Audit Committee and (2) Compensation Committee.  The membership and the function of each of the committees are described below.  The Audit Committee operates under a written charter adopted by the Board, which is available in the Investor Center section of our website at www.intisoid.com. The Compensation Committee does not have a written charter.

Audit Committee

The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of any internal audit function and our independent registered public accounting firm. The Audit Committee is comprised of two members, Christopher Grosso and Dr. Robert Atcher, with Mr. Grosso serving as the chairman. Each of Mr. Grosso and Dr. Atcher is an “independent” director for audit committee service under Nasdaq listing rules and applicable SEC rules and regulations. The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm, and our independent auditing firm reports directly to the Audit Committee. The responsibility of the Audit Committee includes resolving disagreements between our management and the independent registered public accounting firm related to financial reporting. The Audit Committee is also responsible for establishing procedures for receipt of complaints relating to accounting, internal control, and auditing and confidential, anonymous information submitted by employees relating to questionable accounting or auditing matters. The Audit Committee has the authority to employ independent counsel and other advisors in connection with its duties. The Board has determined that each of Mr. Grosso and Dr. Atcher are “audit committee financial experts” based on their prior experience as disclosed in their respective biographies in the section entitled “Proposal No. 1: Election of Directors—Director Nominees.” The Audit Committee held one meetings in 2019.

The report of the Audit Committee is included in the section entitled “Audit Committee Report” of this proxy statement.

Compensation Committee

The Compensation Committee reviews the compensation and benefits of all of our officers annually, makes recommendations to the Board and reviews general policy matters relating to compensation and benefits of our employees, including administration of our equity compensation plans. The Compensation Committee is comprised of two members, Christopher Grosso and Dr. Robert Atcher, with Mr. Grosso serving as the chairman. The Compensation Committee held one meetings in 2019.  We do not use any compensation consultants to determine, or recommend, any compensation for our officers or directors.  Executive officers have no role in determining their own compensation.  The non-employee directors approve the compensation of our Chief Executive Officer. The entire Board, including Mr. Laflin, our President and Chief Executive Officer, approves the compensation of our Chief Financial Officer.  The practice of the Board has been to require unanimous approval to approve any action with respect to director compensation.

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Nominating Committee

We do not have a standing nominating committee or committee performing similar functions or a nominating committee charter. The Board believes it is appropriate not to have such a committee because the entire Board, including Mr. Grosso and Dr. Atcher, each of whom is “independent” under Nasdaq listing rules, participates in the consideration of director nominees. The Board will continue to assess the necessity of a nominating committee and will establish one, if necessary, in the future. The entire Board considers any director nominees recommended by shareholders, as detailed below.

Consideration of Director Nominees

Shareholder Nominees.  The Board does not have a formal policy regarding the consideration of director candidates nominated by shareholders because the Board is small and there is low turnover among its members.  Shareholders may nominate director candidates in writing, including the nominee’s name and qualifications for Board membership, directed to our Secretary at the address of our principal executive offices set forth above. Assuming that appropriate and requisite information has been provided on a timely basis, the Board will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Qualifications.  Board members should have high standards of professional and personal ethics, integrity and values.  They should have relevant experience and ability with respect to making and overseeing policy in business, technology, government or education sectors.  They should be committed to acting in our best interests and to objectively assessing Board, committee and management performance.  They should have sufficient time to carry out their duties and should have the willingness and ability to serve multiple terms to develop a deeper understanding of our business affairs.  Board members should be willing to avoid activities or interests that may create a conflict of interest with the director’s responsibilities and duties to us. We do not have a separate policy regarding consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business.

Identifying and Evaluating Nominees for Directors.  The Board uses a variety of methods for identifying and evaluating nominees for director. In the event of a vacancy on the Board, various potential candidates for director will be considered. Candidates may come to the Board’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and, may be considered at any point during the year. As noted above, properly submitted shareholder nominations for candidates to the Board will be considered. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board. In evaluating nominees, the Board will seek to achieve a balance of knowledge, experience and capability on the Board.

Board and Committee Meetings and Attendance

During 2019, the Board held three meetings.  Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he was a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

Attendance of Directors at 2019 Annual Meeting of Shareholders

While we do not have a formal policy requiring our directors to attend shareholder meetings, directors are invited and encouraged to attend all meetings of shareholders. All of our directors at the time attended the 2019 Annual Meeting of Shareholders.

Board Leadership Structure

Christopher Grosso serves as the Chairman of the Board and Mr. Laflin serves as our President and Chief Executive Officer and as a director.  The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that having a separate Chairman and Chief Executive Officer at this time is appropriate given the current characteristics of our management and is in the best interest of our company and our shareholders.  Mr. Grosso, with his significant financial expertise and experience with the Company, is most capable of effectively identifying strategic priorities, leading Board discussions and defining

International Isotopes Inc. | 2020 Proxy Statement | 9

our strategic objectives. Mr. Laflin, as our President and Chief Executive Officer, is the individual selected by the Board to manage our company on a day-to-day basis, and his direct involvement in our operations allows him to provide valuable insights with respect to strategic planning, the operational requirements to meet our short- and long-term objectives, and management of risks facing our company.  Our independent directors bring experience, oversight and expertise from outside our company and the industry.

The Board’s Role in Risk Oversight

The Board oversees our risk management activities. One of the Board’s primary responsibilities under our corporate governance guidelines is reviewing our strategic plans and objectives, including our principal risk exposures. The Board addresses, at least annually, our principal current and future risk exposures, including any cyber-security risks. The Board receives regular reports from members of its committees, senior management and professional consultants on areas of material risk to our business, including operational, financial, legal and regulatory, and strategic and reputation risks. The Audit Committee oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.

Code of Ethics

We have adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and directors. The Code of Ethics is available under the Investor Center of our website at www.intisoid.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting such information on our website.

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 PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Haynie & Company has been appointed by the Audit Committee to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Haynie & Company has served as our independent registered public accounting firm since November 2018. Representatives of Haynie & Company are expected to attend the Annual Meeting in person or via teleconference, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Haynie & Company as our independent registered public accounting firm of our company for 2020. If our shareholders do not ratify and approve this appointment, the Audit Committee will consider whether it should select other independent auditors.

Change in Independent Registered Public Accounting Firm

On November 16, 2018, the Audit Committee dismissed Eide Bailly LLP (“Eide Bailly”) as our independent registered public accounting firm. In addition, on November 16, 2018, the Audit Committee engaged Haynie & Company as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ended December 31, 2018.

The audit reports of Eide Bailly on our consolidated financial statements as of and for the years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through the dismissal of Eide Bailly, there were: no (1) disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Eide Bailly to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the two most recent years ended December 31, 2016 and 2017, and the subsequent interim period preceding Haynie & Company’s engagement, we did not consult with Haynie & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided to us by Haynie & Company that Haynie & Company concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or other reportable event of the types described in Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Firm Fees

Fees billed by Haynie & Company in fiscal years 2018 and 2019 were as follows:

Services Rendered	2018	2019
Audit Fees(1)	$—	$97,218
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$—	$97,218

______________

(1)	For professional services for auditing our annual financial statements and reviewing the financial statements included in our other periodic reports filed with the SEC.

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Fees billed by Eide Bailly in fiscal year 2018 were as follows:

Services Rendered	2018	2019
Audit Fees(1)	$150,418	$3,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$150,418	$3,500

______________

(1)	For professional services for auditing our annual financial statements and reviewing the financial statements included in our other periodic reports filed with the SEC.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee approved the engagements of Eide Bailly and Haynie & Company, as applicable, to provide audit services prior to their respective engagements and pre-approved all of the services and fees of our independent registered public accounting firms for 2018 and 2019.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF HAYNIE & COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2019 with our management and Haynie & Company, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Haynie & Company is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Haynie & Company the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and has received the written disclosures and the letter from Haynie & Company required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with Haynie & Company their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee Report Submitted by:

Christopher Grosso, Chairman

Robert Atcher

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PROPOSAL NO. 3: APPROVAL OF THE INTERNATIONAL ISOTOPES INC. AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

Our Board is seeking shareholder approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan (as amended and restated, the “A&R ESPP”). The A&R ESPP allows employees to purchase shares of our common stock at a discount using payroll deductions. Shareholder approval of the A&R ESPP would entitle employees in the United States to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”).

The Board adopted the A&R ESPP, upon recommendation of the Compensation Committee, to amend and restate the International Isotopes Inc. Employee Stock Purchase Plan (the “ESPP”) and increase the number of shares authorized for issuance by 3,000,000 shares, subject to shareholder approval at the Annual Meeting, resulting in an aggregate share authorization of up to 5,000,000 shares. As of April 15, 2020, and prior to the requested increase, there were a total of approximately 233,454 shares available for future issuance under the ESPP.

If the A&R ESPP is approved by shareholders, it will replace the ESPP and no additional shares will be available for purchase under the ESPP. If stockholders do not approve the A&R ESPP, the ESPP will remain available for employees purchase shares thereunder, to the extent shares are available. As of April 15, 2020, we had outstanding 423,709,226 shares of our common stock.

A copy of the A&R ESPP is attached to this proxy statement as Appendix A. The description below is a summary and not intended to be a complete description of the A&R ESPP. Please read the A&R ESPP for more detailed information.

Description of the A&R ESPP

The purpose of the A&R ESPP is to provide employees with an opportunity to purchase shares of common stock. The A&R ESPP has two portions—one portion for employees in the United States and one portion for international employees.

The portion of the A&R ESPP for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of such portion of the A&R ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

A total of 5,000,000 shares of common stock will be available for issuance and purchase under the A&R ESPP. If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the A&R ESPP.

The A&R ESPP will be administered by the Compensation Committee of our Board or any other committee appointed by the Board to administer the A&R ESPP. References to the “committee” below are, as applicable, to the Compensation Committee or other committee appointed by the Board. The committee has the full and exclusive discretionary authority to, among other things, construe and interpret the A&R ESPP and the rights granted under it, to designate from time-to-time which of our subsidiaries will participate in the A&R ESPP, to establish offering and purchase periods under the A&R ESPP, to establish rules and regulations for the administration of the A&R ESPP, to amend the A&R ESPP to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences and to permit payroll withholding adjustments to adjust for delays or mistakes in processing of withholding elections. The committee also may adopt special rules for employees of our international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside. Members of the committee will receive no compensation for their services in connection with the administration of the A&R ESPP, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the A&R ESPP will be paid by the Company.

Eligibility

Generally, all employees whose customary employment is for more than 20 hours per week and whose customary employment is for more than five months in any calendar year are eligible to participate in the A&R ESPP. Employees of designated subsidiaries outside the United States may have different eligibility requirements as determined appropriate by the committee, for example, to accommodate local requirements and practices. However, any employee who would own or have options to acquire 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the A&R ESPP. As of April 15, 2020, there would have been approximately 35 employees eligible to participate in the A&R ESPP.

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Purchase of Shares of Common Stock

Pursuant to procedures established by the committee, eligible employees may elect to have a portion of their compensation used to purchase shares of common stock. Purchase periods are established and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period. Pursuant to procedures established by the committee, employees may withdraw with respect to a future purchase period. If an employee withdraws from a future purchase period, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.

On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee’s compensation during the applicable purchase period for purposes of the A&R ESPP will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be the lesser of (i) 85% of the fair market value of a share of common stock on the first trading day of the purchase period and (ii) 85% of the fair market value of a share of common stock on the purchase date, unless the committee determines a higher percentage. For purposes of the A&R ESPP, “fair market value” generally means the closing sales price of a share of common stock for the day. As of April 15, 2020, the closing sales price of a share of our common stock as reported on the OTCBB was $0.06 per share.

The Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee in the United States may purchase under the A&R ESPP during any calendar year to $25,000. In addition, the committee may, in its discretion, limit the maximum number of shares an employee can purchase in any single purchase period, subject to adjustment as provided under the A&R ESPP. Employees in the United States must notify us if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable purchase period). In addition, the committee may require employees to hold any shares purchased under the A&R ESPP for a specified period of time from the purchase date.

We will pay the administrative costs associated with the operation of the A&R ESPP. The employees will pay any brokerage commissions that result from their sales of shares of common stock.

We may deduct or withhold or require employees to pay to us any federal, state, local and other taxes we are required to withhold with respect to any event arising as a result of the A&R ESPP. We may also deduct those amounts from the employees’ wages or compensation.

Effect of Certain Corporate Events

The A&R ESPP provides for adjustment of the number of shares of common stock which may be granted under the A&R ESPP as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us.

In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, outstanding rights to purchase shares will be assumed or an equivalent right to purchase shares substituted by the successor corporation or a parent or affiliate of the successor corporation. If the successor corporation refuses to assume or substitute the right to purchase shares, any purchase period then in progress will be shortened by setting a new purchase date and any purchase period then in progress will end on the new purchase date.

In the event of any corporate transaction, the committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the A&R ESPP, in the number, class of or price of shares of common stock available for purchase under the A&R ESPP and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any transaction, the committee may elect to have the purchase rights under the A&R ESPP assumed or such purchase rights substituted by a successor entity, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, or to take such other action deemed appropriate by the committee.

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Amendment or Termination

The Board may amend the A&R ESPP at any time, provided such amendment does not cause rights issued under the portion of the A&R ESPP for United States employees to fail to meet the requirements of Section 423 of the Code. Moreover, any amendment for which shareholder approval is required under Section 423 of the Code or any securities exchange on which the shares are traded must be submitted to the shareholder for approval. The Board may suspend or terminate the A&R ESPP ESPP at any time.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the United States federal income tax consequences to us and our employees under the portion of the A&R ESPP applicable to employees in the United States. It is based on the Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The amounts deducted from an employee’s pay pursuant to the A&R ESPP will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the A&R ESPP or at the time the employee purchases shares of common stock pursuant to the A&R ESPP.

If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the A&R ESPP (the “holding period”), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares of common stock purchased pursuant to the A&R ESPP after the holding period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the A&R ESPP. If the employee disposes of such shares of common stock prior to the expiration of the holding period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

Participation in the A&R ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the A&R ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the A&R ESPP. Non-employee directors are not eligible to participate in the A&R ESPP.

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Shares Issued Under the ESPP Since Inception

Since the inception of the ESPP through April 15, 2020, Steve T. Laflin, our President and Chief Executive Officer, purchased 0 shares under the ESPP, Matthew Cox, our Chief Financial Officer and Secretary, purchased 95,330 shares under the ESPP, Laurie McKenzie-Carter, our former Chief Financial Officer and Secretary, purchased 0 shares under the ESPP, all of our current executive officers as a group purchased 95,330 shares under the ESPP, and all employees, including all current officers who are not executive officers, as a group, purchased 1,766,546 shares under the ESPP. Our non-employee directors are not eligible to participate in the plan.

No person has purchased 5% or more of the total number of shares available for issuance under the ESPP, and we are not aware that any associate of any executive officer or director has purchased shares under the ESPP. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the ESPP.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INTERNATIONAL ISOTOPES INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

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MANAGEMENT

The following table sets forth certain information regarding our executive officers who are responsible for overseeing the management of our business and one key employee as of April 29, 2020:

Name	Age	Positions with the Company
Executive Officers:
Steve T. Laflin	63	President, Chief Executive Officer and Director
Matthew Cox	36	Chief Financial Officer and Secretary
Key Employee:
John Miller	55	Radiation Safety and Regulatory Manager

Please refer to the biographical information for Steve T. Laflin set forth in the section entitled “Proposal No. 1: Election of Directors—Director Nominees” of this proxy statement.

Matthew Cox has served as our Chief Financial Officer and Secretary since September 2019. Previously, Mr. Cox served as our Controller from April 2019 until September 2019. Prior to this role, Mr. Cox served as Controller for DL Beck Inc. from August 2016 to March 2019, and as a Ranch Analyst for Riverbend Ranch from December 2013 to August 2016. From October 2008 to December 2013, Mr. Cox served in various accounting roles for Kingston Companies and John & John PLLC. Mr. Cox received a Bachelor of Science degree in accounting from Brigham Young University - Idaho, and is a Certified Public Accountant licensed in the State of Idaho.

John Miller has served as our Radiation Safety and Regulatory Manager since 2001.  In addition to overseeing our radiation and safety programs, Mr. Miller is the lead employee for regulatory issues and licensing.  Considering the extensive requirements for regulatory compliance, licensing, and permits, Mr. Miller plays an especially important role for our business.  Mr. Miller has decades of nuclear physics, safety, and licensing experience and has been instrumental in preparation and approval of our Nuclear Regulatory Commission (“NRC”) license for operations in Idaho and more than 35 subsequent amendments to that license.  Mr. Miller was also instrumental in our successful completion of NRC licensing for our proposed uranium de-conversion and fluorine extraction processing facility in New Mexico. Mr. Miller has a BS in Physics, an MS in Environmental Engineering, and is a Certified Health Physicist.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2019 Summary Compensation Table

The following table provides information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Steve. T. Laflin	2019	233,986	—	28,000	—	112,737	374,723
President and Chief Executive Officer	2018	229,006	—	28,000	—	113,707	370,713
Matthew Cox(3)	2019	73,545	—	—	8,705	40	82,290
Chief Financial Officer and Secretary
Laurie McKenzie-Carter(4)	2019	109,407	—	—	—	618	110,025
Former Chief Financial Officer and Secretary	2018	118,884	4,331	—	—	618	123,833

______________

(1)	The amounts included under the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the option and stock awards granted in each respective fiscal year, computed in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.
(2)	Consists of a monthly housing allowance of $6,000 per month plus related tax gross-up payments for Mr. Laflin, and life insurance premiums paid by the Company for Mr. Laflin, Ms. McKenzie-Carter, and Mr. Cox.
(3)	Mr. Cox was promoted as our Chief Financial Officer and Secretary in September 2019.
(4)	Ms. McKenzie-Carter resigned as our Chief Financial Officer and Secretary in September 2019.

Narrative Disclosure to Summary Compensation Table

Steve Laflin Employment Agreement.  Effective February 2012, we entered into an Amended and Restated Employment Agreement, as further amended by that certain Modification #1 to the Amended and Restated Employment Agreement, dated as of October 12, 2016 (as amended, the “Employment Agreement”) with Mr. Laflin to serve as our President and Chief Executive Officer at a base salary of $200,000 with an annual $5,000 increase to his base salary, subject to further adjustment annually by the Board. Mr. Laflin may also receive an annual bonus at the end of each year, at the discretion of the Board. Upon each anniversary of the Employment Agreement, Mr. Laflin is entitled to receive $28,000 of fully vested shares of our common stock issued pursuant to our equity compensation plans, calculated based on the average closing price of our common stock for the 20 trading days prior to the date of grant; provided, however, that if the average closing price of our common stock for the 20 trading days prior to the date of grant is below $0.05 per share, then the number of shares of common stock to be issued shall be calculated based on a price of $0.05 per share. In addition, pursuant to the Employment Agreement, Mr. Laflin receives a monthly housing allowance for $6,000 plus additional tax gross up payments for the monthly housing allowance. Mr. Laflin is also subject to confidentiality, non-compete and non-disparagement provisions under the Employment Agreement. The term of the Employment Agreement continues until February 28, 2022.

Mr. Laflin is also entitled to certain payments upon the occurrence of certain events under the Employment Agreement. If we terminate Mr. Laflin without cause, or if we were to be dissolved or sold, or if were to become a private company whose shares are no longer traded on a public exchange, the Board would have the power to terminate Mr. Laflin’s employment and Mr. Laflin would be entitled to receive salary and benefits under his employment agreement through the date of termination and for an additional 12 months thereafter. In the event that Mr. Laflin is terminated for cause or if Mr. Laflin terminates the Employment Agreement, he would be entitled to receive any salary and benefits that have accrued through the termination date.

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2019 Equity Grants. As described above, pursuant to his Employment Agreement, Mr. Laflin is entitled to a stock award each year equal to $28,000 of shares of our common stock, subject to certain stock price limitations. In connection therewith, Mr. Laflin was granted a fully vested stock award of 466,667 shares of common stock in February 2019, calculated based on a stock price of $0.06 per share. We withheld 186,900 shares to satisfy Mr. Laflin’s tax obligations in connection with this issuance.  The net shares issued on February 28, 2019 totaled 279,767 shares.

2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the number and estimated value of outstanding stock awards held by each of our named executive officers as of December 31, 2019.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steve T. Laflin	10/27/2014		4,000,000	—	$0.035	10/27/2024
	7/11/2017	(1)	3,000,000	1,000,000	$0.060	7/11/2027
Matthew Cox	4/22/2019	(1)	62,500	187,500	$0.060	4/22/2029
Laurie McKenzie-Carter	10/27/2014		1,250,000	—	$0.035	10/27/2024
	7/11/2017	(1)	750,000	250,000	$0.060	7/11/2027

______________

(1)	The option vests in four equal annual installments beginning on the grant date.

Termination and Change in Control Arrangements

Under our Amended and Restated 2015 Incentive Plan, which amended and restated our 2006 Equity Incentive Plan (the “2015 Plan”), to maintain all of the participants’ rights in the event of (i) a merger or consolidation where we are not the surviving company; (ii) the dissolution of the Company; or (iii) a transfer of all or substantially all of our assets, any outstanding options will become fully exercisable and vested to the full extent of the original grant and the plan administrator can provide a cash-out for awards in connection with the transaction. If any of these above events had occurred on December 31, 2019, based on the closing stock price of $0.05 per share of our common stock as reported on the OTCBB on December 31, 2019, none of Mr. Laflin, Mr. Cox, nor Ms. McKenzie-Carter would be entitled to receive any cash-out for unvested option awards.

As described above, Mr. Laflin is also entitled to certain payments upon the occurrence of certain events under his Employment Agreement. If we terminated Mr. Laflin without cause, or if we were to be dissolved or sold, or if were to become a private company whose shares were no longer traded on a public exchange, the Board would have the power to terminate Mr. Laflin’s employment and Mr. Laflin would be entitled to receive salary and benefits under his employment agreement through the date of termination and for an additional 12 months thereafter, which would be a payment of approximately $351,945 (excluding benefits) assuming any of such events occurred as of December 31, 2019. In the event that Mr. Laflin was terminated for cause or if Mr. Laflin terminated the Employment Agreement, he would only be entitled to receive any salary and benefits that had accrued through the termination date.

2019 Director Compensation

The following table sets forth information regarding compensation for each of our non-employee directors for the year ended December 31, 2019. We generally do not pay our non-employee directors retainer fees or other fees for service related to the Board or its committees. Equity awards may be granted to the members of the Board from time to time under our equity compensation plans. We also reimburse our non-employee directors for their costs associated with attending Board and committee meetings.

In connection with his appointment in August 2018, we entered into a Board of Directors Compensation Agreement with Dr. Atcher, pursuant to which Dr. Atcher receives compensation at an hourly rate of $250 per hour for the time spent in connection with any research work done at the Company’s request.

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Our non-employee directors did not receive any compensation from the Company during 2019. Mr. Laflin does not receive any additional compensation for his service as a director. See “2019 Summary Compensation Table” above for the compensation earned in 2019 by Mr. Laflin for his service as our President and Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Christopher Grosso	—	—	—	—
Dr. Robert Atcher	—	—	—	—

As of December 31, 2019, the aggregate number of shares underlying outstanding stock option awards for each non-employee director was as follows: Mr. Grosso - 4,500,000 shares; and Dr. Atcher - 1,000,000 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 2, 2020 by:

•	each person who, to our knowledge, beneficially owned more than 5% of our common stock on that date;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each entity or person is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of April 2, 2020 through the exercise of any stock option or other right. For purposes of calculating each person’s or group’s percentage ownership, shares that the person or group has the right to acquire within 60 days of April 2, 2020 through the exercise of any stock option or other right are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as otherwise indicated, each person named in the tables below has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person.

Unless otherwise indicated, the address for all persons named below is c/o International Isotopes Inc., 4137 Commerce Circle, Idaho Falls, Idaho 83401.

Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Greater than 5% Shareholders:
Kennerman Associates Inc.(2) 480 Broadway, Suite 310 Saratoga Springs, New York 12866	227,152,966	46.7%
Ralph M. Richart(3)(7) 480 Broadway, Suite 310 Saratoga Springs, New York 12866	95,693,301	21.6%
John M. McCormack(4) 1303 Campbell Road Houston, TX 77055	80,701,587	18.2%
William Nicholson 121 Post Oak Lane, #2105 Houston, TX 77055	24,183,637	5.7%
Directors and Named Executive Officers:
Robert Atcher(5)	750,000	*
Christopher Grosso(6)(7)	48,820,653	10.9%
Steve T. Laflin(8)	15,415,682	3.6%
Matthew Cox(9)	157,830	*
Laurie McKenzie-Carter(10)	2,689,583	*
All Directors and Executive Officers as a Group (4 persons) (11)	64,394,165	14.1%

______________

*	Less than 1%.
(1)	Percentage beneficially owned below is based on 423,709,226shares of our common stock otstanding on April 2, 2020.
(2)	Based on a Schedule 13G/A filed with the SEC on April 29, 2020, for which Kennerman Associates, Inc. d/b/a Kershner Grosso & Co. has shared dispositive power and includes shares of various investment advisory clients and shares held by Christopher Grosso, a principal of Kennerman Associates, Inc. d/b/a Kershner Grosso & Co. and our Chairman of the Board.

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(3)	Includes (i) 7,040,000 shares issuable upon conversion of our Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) and (ii) warrants to purchase 13,270,000 shares of our common stock that are currently exercisable.
(4)	Represents (i) 60,451,587 shares beneficially owned by trusts for the benefit of Mr. McCormack’s family members, (ii) 7,000,000 shares issuable upon conversion of our Series C Preferred Stock, and (iii) warrants to purchase 13,250,000shares of our common stock that are currently exercisable.
(5)	Represents 750,000 shares subject to stock options currently exercisable or exercisable within 60 days April 2, 2020.
(6)	Includes (i) 4,000,000 shares subject to stock options currently exercisable or exercisable within 60 days April 2, 2020, (ii) 5,040,000 shares issuable upon conversion of our Series C Preferred Stock, (iii) warrants to purchase 12,270,000 shares of our common stock that are currently exercisable and (iv) 3,674,167 shares beneficially held by family members. Excludes 178,332,313 shares of common stock owned by various investment advisory clients of Kennerman Associates, Inc. d/b/a Kershner Grosso & Co.
(7)	Mr. Grosso and Ralph Richart, our former chairman of the Board, are members of a group pursuant to Rule 13d-3 of the Exchange Act because Mr. Grosso has investment power of the shares owned by Mr. Richart. The beneficial ownership number and percentage set forth in the table above for Mr. Grosso excludes shares beneficially owned by Mr. Richart. Mr. Grosso disclaims beneficial ownership of shares owned by Mr. Richart.
(8)	Includes (i) 7,000,000 shares subject to stock options currently exercisable or exercisable within 60 days April 2, 2020 and (ii) warrants to purchase 750,000 shares of our common stock that are currently exercisable.
(9)	Includes 62,500 shares subject to stock options currently exercisable or exercisable within 60 days April 2, 2020.
(10)	Includes 1,950,000 shares subject to stock options currently exercisable or exercisable within 60 days April 2, 2020.
(11)	Includes an aggregate of (i) 11,812,500 shares subject to stock options currently exercisable or exercisable within 60 days April 2, 2020, (ii) 7,040,000 shares issuable upon conversion of our Series C Preferred Stock and (iii) warrants to purchase 14,020,000 shares of our common stock that are currently exercisable.

Equity Compensation Plan Information

We currently maintain three equity compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants, each of which have been approved by our shareholders: our 2002 Long Term Incentive Plan, our ESPP and our 2015 Plan. Each of our equity compensation plans were previously approved by our shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2019:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	23,655,000	$0.05	34,962,879	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	23,655,000	$0.05	34,962,879	(1)

______________

(1)     Includes 34,487,718 shares available for issuance under the 2015 Plan and 475,161 shares available for issuance under our ESPP. Shares available for issuance under the 2015 Plan may be granted in the form of stock options, stock awards, restricted stock awards, restricted stock units, stock appreciation rights or any other form of equity compensation approved by the Board or the Compensation Committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations furnished to us that no other reports were required, we believe that all reports of our officers, directors and persons who beneficially own more than 10% of our common stock required under Section 16(a) were timely filed during the year ended December 31, 2019, except for:

•	one late Form 4 for Steve Laflin related to a stock option exercise on April 22, 2019, filed on May 3, 2019;
•	one late Form 4 for Laurie McKenzie-Carter related to a stock option exercise on April 22, 2019, filed on May 3, 2019;

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•	two late Form 4s for Christopher Grosso related to (i) shares of common stock issued in lieu of cash for dividends payable on our Series C Preferred Stock on February 17, 2019, filed on May 3, 2019; and (ii) a stock option exercise on April 25, 2019, filed on May 3, 2019; and
•	one late Form 4 for Ralph Richart, a beneficial owner of more than 10% of our common stock, related to shares of common stock issued in lieu of cash for dividends payable on our Series C Preferred Stock on February 17, 2019, filed on May 3, 2019.

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RELATED PERSON TRANSACTIONS

2018 Promissory Note

In April 2018, we borrowed $120,000 from Mr. Grosso, our Chairman of the Board, and Mr. Laflin, our Chief Executive Officer and a director of the Company, pursuant to a short-term promissory note (the “2018 Promissory Note”). The 2018 Promissory Note accrues interest at 6% per year, which is payable upon maturity of the 2018 Promissory Note. The 2018 Promissory Note is unsecured and originally matured on August 1, 2018. At any time, the holders of the 2018 Promissory Note may elect to have any or all of the principal and accrued interest settled with shares of our common stock based on the average price of the shares over the previous 20 trading days. Pursuant to an amendment to the 2018 Promissory Note in June 2018, the maturity date was extended to March 31, 2019 with all other provisions remaining unchanged. Pursuant to a second amendment to the 2018 Promissory Note in February 2019, the maturity date was extended to July 31, 2019 with all other provisions remaining unchanged. Pursuant to a third amendment to the 2018 Promissory Note in August 2019, the maturity date was extended to January 31, 2020 with all other provisions remaining unchanged. Pursuant to a fourth amendment to the 2018 Promissory Note in December 2019, the maturity date was extended to December 31, 2021 and the lenders were granted a security interest in certain patents owned by us. At December 31, 2019, accrued interest on the note totaled $12,170.

2019 Promissory Note

On December 20, 2019, we into a promissory note agreement with a group of individuals, including Mr. Grosso, our Chairman of the Board, Mr. Laflin, our Chief Executive Officer and a director of the Company, and two significant stockholders of the Company (the “2019 Promissory Note”). Pursuant to the 2019 Promissory Note, we borrowed $625,000, which bears an interest rate of 4% annually and is due December 31, 2022. According to the terms of the 2019 Promissory Note, at any time, the lenders may settle any or all of the principal and accrued interest with shares of our common stock based on the average closing price of our common stock for the 20 days preceding the payment. In connection with the 2019 Promissory Note, the lenders were issued warrants totaling 30,000,000 warrants to purchase shares of our common stock at $0.045 per share. The fair value of these warrants issued totaled $446,079. At December 31, 2019, accrued interest on the 2019 Promissory Note totaled $503.

Policy on Transactions with Related Persons

The full Board reviews and approves any business transactions in which related persons may have an interest. In determining whether to approve or ratify any such transaction, the Board considers, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties. All transactions disclosed above were reviewed and approved in accordance with the policy set forth above.

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OTHER MATTERS

Householding

As permitted by the SEC’s proxy statement rules, we will deliver only one set of proxy materials to multiple shareholders sharing the same address, unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered and will include instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials. Registered shareholders wishing to receive separate proxy materials in the future or registered shareholders sharing an address wishing to receive a single copy of the proxy materials in the future may contact our transfer agent at Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021, Telephone: (800) 962-4284.

Other Matters

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Steve T. Laflin
Steve T. Laflin
President, Chief Executive Officer and Director

Idaho Falls, Idaho

June 9, 2020

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APPENDIX A

INTERNATIONAL ISOTOPES INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(effective July 14, 2020)

ARTICLE 1. PURPOSE

The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of this Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ARTICLE 2. DEFINITIONS

Certain terms used in this Plan have the meanings set forth in Appendix I.

ARTICLE 3. ELIGIBILITY REQUIREMENTS

3.1 Initial Eligibility. Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Article 4 on the first Enrollment Date on or following the later of (a) the date such individual becomes an Employee; or (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2 Limitations on Eligibility. The following Employees are not eligible to participate in the Plan:

(a) Employees whose customary employment is twenty (20) hours or less per week or any lesser number of hours established by the Committee;

(b) Employees whose customary employment is for not more than five (5) months in any calendar year or any lesser period in a calendar year established by the Committee; and

(c) Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

ARTICLE 4. ENROLLMENT

Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date in accordance with procedures established by the Committee.

ARTICLE 5. GRANT OF OPTIONS ON ENROLLMENT

5.1 Option Grant. Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2 Option Expiration. An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3 Purchase of Shares. An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant's Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000 and any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

ARTICLE 6. PAYMENT

The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant's Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

ARTICLE 7. PURCHASE OF SHARES

7.1 Option Exercise. Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2 Refund of Excess Amount. If, after a Participant's exercise of an option under Section 7.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3 Employees of Designated Subsidiaries. In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4 Pro Rata Allocation. If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Article 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Article 12, the Company shall allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5 Notice of Disposition. If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant, and if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or a member of the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer, or other disposition.

ARTICLE 8. WITHDRAWAL FROM THE PLAN, TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1 Withdrawal from the Plan. A Participant may withdraw all funds accumulated in the Participant's Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or a member of the Employer (in a manner prescribed by the Committee) at any time up to thirty (30) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of complete withdrawal as described in the preceding sentence is timely received, all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible and the Company or member of the Employer will cease the Participant's payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or a member of the Employer during the same Purchase Period and require the Company or member of the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.

8.2 Termination of Participation. Unless otherwise determined by the Committee, participation in the Plan terminates when a Participant ceases to be employed by the Company or a member of the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee. Unless otherwise determined by the

Committee, such Participant shall be deemed to have elected a withdrawal from the Plan in accordance with Section 8.1 and all funds accumulated in the Participant's Account shall be distributed to the Participant.

8.3 Leave of Absence. If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

ARTICLE 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

9.1 Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2 Adjustments Upon Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (hereinafter the "New Purchase Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Purchase Date shall be before the date of the Company's proposed dissolution or liquidation. Each Participant will be notified in writing that the Purchase Date for the Participant's right to purchase shares has been changed to the New Purchase Date and that the applicable number of Shares will automatically be purchased on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 8.1 hereof.

9.3 Adjustment Upon Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding right to purchase shares shall be assumed or an equivalent right to purchase shares substituted by the successor corporation or a parent or affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute the right to purchase shares, any Offering Period then in progress shall be shortened by setting a New Purchase Date and any Offering Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company's proposed sale or merger. Each Participant will be notified in writing that the Purchase Date has been changed to the New Purchase Date and that the applicable number of shares will be purchased automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 8.1 hereof.

9.4 Committee Adjustment. Without limitation on the preceding provisions, in the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Article 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which an Employee is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee's authority under this Plan, in the event of any transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or to take such other action deemed appropriate by the Committee.

ARTICLE 10. DESIGNATION OF BENEFICIARY

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant's death shall be paid to the Participant's estate or the Committee, in its sole discretion, may pay such Account balance to the Participant's spouse or to any one or more dependents or relatives of the Participant or to such other person as the Committee may designate.

ARTICLE 11. ADMINISTRATION

11.1 Administration by Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2 Authority of Committee. The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable accounting consequences to the extent deemed appropriate by the Committee; to permit payroll withholding adjustments to adjust for delays or mistakes in processing of withholding elections; to establish administrative procedures; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3 Administrative Modification. The Plan provisions relating to the administration of the Plan may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable accounting consequences.

ARTICLE 12. NUMBER OF SHARES

Five million (5,000,000) Shares are reserved for sale and authorized for issuance pursuant to the Plan, subject to adjustment as set forth in Article 9. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

ARTICLE 13. MISCELLANEOUS

13.1 Restrictions on Transfer. Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither amounts credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2 Administrative Assistance. If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3 Treatment of Non-U.S. Participants. Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4 Withholding. The Company or any member of the Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.5 Equal Rights and Privileges. Except as provided in Section 13.6, all Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan other than Section 13.6 which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan except Section 13.6.

13.6 Eligible Employees in Other Countries. Without amending the Plan, the Committee may grant options or establish other procedures to provide benefits to Eligible Employees of Designated Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Designated Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to Eligible Employees employed in such countries or jurisdictions and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to Eligible Employees of any Designated Subsidiary may be treated as a subplan outside of an "employee stock purchase plan" under Section 423 of the United States Code and not subject to the requirements of Section 423 set forth in the United States Code and this Plan.

13.7 Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Texas.

13.8 Amendment and Termination. The Board may amend, alter, or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way which will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.8.

If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.9 No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.10 Right as Shareholder. No Participant shall have any rights as shareholder unless and until Shares of Common Stock have been issued to him or her.

13.11 Governmental Regulation. The Company's obligation to sell and deliver Shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.12 Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.13 Condition for Participation. As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

APPENDIX I

DEFINITIONS

"Account" means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee or any other committee appointed by the Board.

"Common Stock" means the Common Stock of the Company.

"Company" means International Isotopes Inc., a Texas corporation.

"Compensation" means gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employees (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) under a plan qualified under Section 125 of the Code. Compensation does not include severance pay, equity compensation or gain from stock option exercises.

"Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

"Designated Subsidiary" means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.

"Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Article 3.

"Effective Date" means the effective date as determined by the Committee.

"Employee" means any individual who is an employee of the Employer for tax purposes.

"Employer" means the Company or any Designated Subsidiary by which an Employee is employed.

"Enrollment Date" means the first Trading Day of an Offering Period.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, the closing trading price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

"Grant Date" means a date on which an Eligible Employee is granted an option under the Plan pursuant to Article 5.

"Grant Price" means the Fair Market Value of a Share on the Grant Date for such option.

"Offering Period" means each period, if any, designated by the Committee (which period may be a calendar quarter or any other period designated by the Committee); provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

"Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Article 4.

"Plan" means this International Isotopes Inc. Employee Stock Purchase Plan.

"Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.

"Purchase Date Price" means the Fair Market Value of a Share on the applicable Purchase Date.

"Purchase Period" means the period beginning on the Effective Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee (which period may be a calendar quarter or any other period designated by the Committee); provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.

"Purchase Price" means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

(1) The Grant Price and

(2) The Purchase Date Price.

"Shares" means shares of the Company's Common Stock.

"Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

"Trading Day" means a day on which the OTC Bulletin Board, New York Stock Exchange, Nasdaq stock market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

International Isotopes Inc.

VOTE

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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. ELECTION OF DIRECTORS:

	For	Withhold
01 - STEVE T. LAFLIN	☐	☐
02 - CHRISTOPHER GROSSO	☐	☐
03 - ROBERT ATCHER	☐	☐

	For	Against	Abstain
2. RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM The ratification of the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. APPROVAL OF THE INTERNATIONAL ISOTOPES INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN The approval of the International Isotopes Inc. Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — International Isotopes Inc.

4137 Commerce Circle, Idaho Falls, Idaho 83401

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT; FOR THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned shareholder(s) hereby appoint(s) Steve T. Laflin and Christopher Grosso, and either of them, proxies with full power of substitution in each and hereby authorize(s) them to represent and vote, as designated above, all the shares of common stock held of record by the undersigned on May 26, 2020, at the 2020 Annual Meeting of Shareholders of International Isotopes Inc., to be held at 2:00 p.m. local time on July 14, 2020, at our headquarters located at 4137 Commerce Circle, Idaho Falls, Idaho 83401, or any adjournments or postponements thereof. The proxies are authorized to vote upon the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the 2020 Annual Meeting of Shareholders.

(Continued and to be signed on the reverse side.)

C Non-Voting Items

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